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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                ---------------



                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                                 July 22, 1999



                       WEITZER HOMEBUILDERS INCORPORATED
              (Exact Name of Registrant as Specified in Charter)



           FLORIDA                     0-25850                   65-0502494

(State or Other Jurisdiction         (Commission               (IRS Employer
      of Incorporation)             File Number)            Identification No.)




     14505 Commerce Way, Suite 400
          Miami Lakes, Florida                                    33016

(Address of Principal Executive Offices)                        (Zip Code)



      Registrant's telephone number, including area code: (305) 819-4663




                                      N/A
         (Former Name or Former Address; if Changed Since Last Report)
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ITEM 5.   Other Events.

     On July 22, 1999, Weitzer Homebuilders Incorporated (the "Registrant"), filed with the Internal Revenue Service a consent pursuant to Section 341(f)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), to recognize gain on any disposition by the Registrant of its "Subsection (f) assets" in accordance with Code Section 341(f)(2). This consent permits shareholders of the Registrant who otherwise would be subject to the ordinary income rules of Code
Section 341(a), to sell shares of the Registrant's capital stock during the six month period starting on the date of filing of the consent without being subject to such rules. These ordinary income rules generally do not apply to shareholders who have never held more than five percent of the capital stock of the Registrant, directly, indirectly or constructively. If a shareholder which holds or has held more than five percent of the Registrant's capital stock under the applicable rules sells any such capital stock within the six-month period after filing, Treasury Regulations, promulgated under the Code, require the shareholder to notify the Registrant of the date of such sale within five days of the sale. These regulations also require that such shareholder attach a copy of the Registrant's consent to the shareholder's income tax return for the year of the sale. The foregoing description of the consent filing is subject to certain exceptions and additional rules, depending upon the circumstances of the particular shareholder; accordingly, all shareholders are urged to consult with their own respective advisers regarding the same. Notwithstanding anything contained herein to the contrary, nothing herein should be deemed or construed, directly or indirectly, as the rendering of tax advice to any person by the Registrant.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     WEITZER HOMEBUILDERS INCORPORATED



                                       By: /s/ Harry Weitzer
                                          -------------------------------
                                          Harry Weitzer, President

July 22, 1999


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